Exhibit 99.1

Amarin Reports 2026 Second Quarter Financial Results Demonstrating Early Success of Fully Partnered International Commercial Strategy and Continued Leading U.S. Market Presence

Q2 2026 Results Highlight Global Volume Growth, Lower Operating Expenses and Positive Cash Flow

For Full Year 2026, Company Expects Continued Growth in International Markets, Maintenance of VASCEPA’s U.S. Market Share, an Improved OPEX Profile, and Positive Cash Flow Generation

DUBLIN, Ireland and BRIDGEWATER, N.J., July 29, 2026 -- Amarin Corporation plc (NASDAQ: AMRN), a company committed to advancing the science of cardiovascular disease worldwide, today announced financial results for the second quarter ended June 30, 2026 (Q2 2026) and highlighted positive outlooks associated with the one-year anniversary of its fully partnered international commercial strategy.

In June 2025, Amarin entered into an exclusive long-term license and supply agreement with Recordati S.p.A. (“Recordati”) to commercialize VASCEPA®/VAZKEPA® (icosapent ethyl or IPE) across 59 countries focused in Europe. This transformational agreement enabled Amarin to significantly reduce its operating expenses while simultaneously expanding VAZKEPA’s presence in one of the world's largest cardiovascular pharmaceutical markets, where cardiovascular disease affects an estimated 62 million people and carries an annual economic burden of approximately €282 billion across the European Union.i While commercialization remains in the early stages, Recordati has made progress advancing pricing, reimbursement, market access and adoption across the licensed territory.

“The strategic actions we have taken are driving stronger results and a path to sustained growth and profitability,” said Aaron Berg, President and Chief Executive Officer. “Amarin’s results for Q2 2026 demonstrated a positive early international sales trajectory as in-market demand increased 59% year over year across our global partner network. Operating expenses, excluding restructuring charges, declined by $16.6 million, or 38% compared to Q2 2025, in line with the previously announced $70 million annual cost savings initiative that we have now completed. We also maintained our leading U.S. IPE sales presence for VASCEPA. We are confident in the significant opportunities that lie ahead to improve patient outcomes, and continue to work closely with Barclays, our exclusive financial advisor, to explore additional potential pathways to further enhance shareholder value."

Select Operational Highlights and Outlook

•
Across our global partner network, in-market demand for VASCEPA/VAZKEPA rose by 59% in Q2 2026 compared to Q2 2025, including 90% year-to-date growth in in-market volume in China versus the same period last year.
•
In-market demand in Europe for VAZKEPA rose by 69% in Q2 2026 from Q2 2025.
•
As of June 30, 2026, VASCEPA / VAZKEPA was commercially available in 22 countries across the globe.
•
As of June 30, 2026, VAZKEPA is commercialized in 11 countries in Europe, with pricing, reimbursement, market access and adoption continuing to build across additional countries within Recordati’s licensed territory.
•
The Company continues to work closely with our partners to advance regulatory submissions and support partners' needs through various stages of review and market launch preparations. Momentum remains strong across Europe and Asia, with Singapore and South Korea progressing toward anticipated near-term commercialization.
•
The Company’s share of the U.S. IPE market increased to 48% in Q2 2026 compared to 43% in Q2 2025. VASCEPA branded prescriptions rose by 14% from Q2 2025.
•
The Company expects that U.S. volumes will remain consistent throughout FY 2026.

Select Financial Highlights and Outlook

•
Operating expenses declined by $39.3 million, or 59% compared to Q2 2025, in line with the previously announced and now completed $70 million annual cost savings initiative. Excluding restructuring charges incurred in Q2 2025, operating expenses declined by $16.6 million, or 38%, in line with the previously announced and now completed $70 million annual cost savings initiative.
•
Inventories as of June 30, 2026 declined by $19.5 million from March 31, 2026 and by $31.8 million from December 31, 2025.
•
Cash as of June 30, 2026 was $314.6 million, compared to $302.6 million at December 31, 2025. The Company expects cash to grow by approximately 10% as of December 31, 2026 compared to December 31, 2025.
•
The Company remained debt free as of June 30, 2026.

Financial Highlights

($ in millions)	Q2 2026	Q2 2025	% Change	1H 2026	1H 2025	% Change
Total Net Revenue	$42.2	$72.7	(42)%	$87.3	$114.8	(24)%
Operating Expenses	$27.0	$66.3	(59)%	$56.1	$108.2	(48)%
Operating Loss	$(12.0)	$(16.0)	25%	$(23.3)	$(32.7)	29%
Operating Margin %*	(28)%	(22)%	(6) pts	(27)%	(29)%	2 pts
Net Loss	$(7.7)	$(14.1)	46%	$(18.2)	$(29.8)	39%
Net Margin	(18)%	(19)%	1 pts	(21)%	(26)%	5 pts
Cash	$314.6	$298.7	5%	$314.6	$298.7	5%

*Operating margin is calculated as operating loss divided by total net revenue

NM – Not Meaningful

Peter Fishman, Amarin’s Chief Financial Officer, said, “We have established a materially lower operating expense baseline to support our global sales initiatives and position the Company to generate revenues more profitably than under our former model. We also generated positive cash flow for the third consecutive quarter, improved our cash position and maintained a disciplined, data-driven approach to inventory management that optimizes working capital while protecting product access.”

Financial Performance

Comparisons to comparable 2025 periods, unless otherwise stated

Revenues

($ in millions)	Q2 2026	Q2 2025	% Change	1H 2026	1H 2025	% Change
Product Revenue, net:
U.S.	$32.2	$36.5	(12)%	$67.9	$72.2	(6)%
Europe	$5.4	$6.6	(17)%	$10.4	$12.0	(13)%
Rest-of-World (ROW)	$1.4	$3.5	(61)%	$4.2	$3.5	19%
Total Product Revenue, net	$39.1	$46.6	(16)%	$82.4	$87.7	(6)%
Licensing & Royalties	$3.1	$26.1	(88)%	$4.9	$27.1	(82)%
Total Net Revenue	$42.2	$72.7	(42)%	$87.3	$114.8	(24)%

NM – Not Meaningful

Total Net Revenue: Declined to $42.2 million, with the primary variance being a $25 million up front payment associated with the commencement of the Recordati agreement in Q2 2025; there was no such payment in Q2 2026.

A modest decline in U.S. sales of VASCEPA was driven by continued generic competition in the IPE market and the resulting pressure on net pricing, partially offset by increased demand for branded VASCEPA. A slight decline in European revenue was attributable to moving to a partnered sales model beginning in the second half of 2025. Quarter-to-quarter European sales comparisons that reflect the partnership model with Recordati will commence in Q3 2026. While there was continued growth in Rest-of-World in-market demand, revenue in Q2 2026 was $1.4 million, down from $3.5 million in last year’s second quarter and reflective of normal variability in partner purchasing patterns and the timing of shipments across multiple geographies. The Company expects combined in-market demand across all its global partner markets to continue to grow.

Lower licensing and royalty revenue in Q2 2026 reflected the above referenced Recordati payment received in last year’s second quarter, partially offset by royalties from the Recordati agreement in the current quarter.

Operating Expenses

Comparisons to comparable 2025 periods, unless otherwise stated

($ in millions)	Q2 2026	Q2 2025	% Change	1H 2026	1H 2025	% Change
COGS	$27.2	$22.4	22%	$54.6	$39.3	39%
SG&A	$22.2	$38.7	(43)%	$43.3	$75.2	(42)%
R&D	$4.8	$4.9	(3)%	$9.4	$10.2	(8)%
Restructuring	--	$22.8	NM	$3.4	$22.8	(85)%
Total Operating Expenses*	$27.0	$66.3	(59)%	$56.1	$108.2	(48)%

* Total operating expenses reflect the sum of SG&A, R&D, and Restructuring expenses.

NM – Not Meaningful

COGS: Increased $4.8 million, or 22%, reflecting increased product volumes on which revenue was recognized during the period.

SG&A: Decreased 43% to $22.2 million, reflecting a reduction in costs associated with the Global Restructuring Plan.

R&D: Consistent with the prior year period.

Restructuring: The Company’s Global Restructuring associated with the execution of the Recordati Licensing Agreement is now complete. Q2 2026 charges associated with this plan were immaterial.

Second Quarter 2026 Earnings Conference Call and Webcast Information

Amarin will host a conference call on July 29, 2026, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 444188. A replay of the webcast will be made available until January 29, 2027. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 54179. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

Amarin is a global pharmaceutical company committed to reducing the cardiovascular disease (CVD) burden for patients and communities and to advancing the science of cardiovascular care around the world. We own and support a global branded product approved by multiple regulatory authorities based on a track record of proven efficacy and safety and backed by robust clinical trial evidence. Our commercialization model includes a direct sales approach in the U.S. and an indirect distribution strategy internationally, through a syndicate of reputable and well-established partners with significant geographic expertise, covering close to 100 markets worldwide. Our success is driven by a dedicated, talented, and highly skilled team of experts passionate about the fight against the world’s leading cause of death, CVD.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than thirty-one million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA was granted in the United Kingdom (applying to England, Scotland, Wales, and Northern Ireland). VAZKEPA is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Slovenia, Romania, Denmark and Austria.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and established cardiovascular disease or diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure is most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s outlook for achievements in 2026 and beyond; Amarin’s overall efforts to expand access and reimbursement to VASCEPA/VAZKEPA across global markets; expectations regarding potential market dynamics, payer behavior, and the competitive landscape; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the fiscal year ended 2025 and subsequent quarterly reports on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Amarin Contact Information

Media Inquiries:

Amarin Corporation plc

PR@amarincorp.com

Investor Inquiries:

Devin Sullivan & Conor Rodriguez

The Equity Group on Behalf of Amarin

devin.sullivan.ext@amarincorp.com or conor.rodriguez.ext@amarincorp.com

Investor.relations@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	June 30, 2026	December 31, 2025
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$143,558	$134,660
Restricted cash	201	201
Short-term investments	171,091	167,929
Accounts receivable, net	92,917	126,832
Inventory	164,073	195,910
Prepaid and other current assets	30,918	24,350
Total current assets	602,758	649,882
Operating lease right-of-use asset	5,564	6,461
Other long-term assets	3,949	1,067
Intangible asset, net	12,092	13,365
TOTAL ASSETS	$624,363	$670,775
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,796	$45,355
Accrued expenses and other current liabilities	145,399	149,104
Total current liabilities	164,195	194,459
Long-Term Liabilities:
Long-term operating lease liability	5,255	6,080
Other long-term liabilities	11,297	10,955
Total liabilities	180,747	211,494
Stockholders’ Equity:
Common stock	314,531	310,184
Additional paid-in capital	1,923,885	1,923,801
Treasury stock	(69,294)	(67,360)
Accumulated deficit	(1,725,506)	(1,707,344)
Total stockholders’ equity	443,616	459,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$624,363	$670,775

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2026	2025	2026	2025
Product revenue, net	$39,077	$46,617	$82,403	$87,652
Licensing and royalty revenue	3,134	26,124	4,941	27,105
Total revenue, net	42,211	72,741	87,344	114,757
Less: Cost of goods sold	27,222	22,379	54,585	39,266
Gross margin	14,989	50,362	32,759	75,491
Operating expenses:
Selling, general and administrative (1)	22,186	38,673	43,302	75,247
Research and development (1)	4,773	4,915	9,438	10,227
Restructuring	40	22,759	3,363	22,759
Total operating expenses	26,999	66,347	56,103	108,233
Operating loss	(12,010)	(15,985)	(23,344)	(32,742)
Interest income, net	3,050	2,620	5,474	5,493
Other income (expense), net	1,091	(85)	1,278	168
Loss from operations before taxes	(7,869)	(13,450)	(16,592)	(27,081)
Benefit from (provision for) income taxes	219	(689)	(1,570)	(2,755)
Net loss	$(7,650)	$(14,139)	$(18,162)	$(29,836)
Loss per Ordinary Share:
Basic	$(0.02)	$(0.03)	$(0.04)	$(0.07)
Diluted	$(0.02)	$(0.03)	$(0.04)	$(0.07)
Weighted average Ordinary Shares:
Basic	416,444	414,477	419,457	414,008
Diluted	416,444	414,477	419,457	414,008

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $20,598 and $35,802 for the three months ended June 30, 2026 and 2025, respectively, and research and development expenses were $4,260 and $4,321, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2026	2025	2026	2025
Net loss for EPS[1] - GAAP	(7,650)	(14,139)	(18,162)	(29,836)
Stock-based compensation expense	2,100	4,327	4,396	10,366
Restructuring	40	22,759	3,363	22,759
Litigation-Related Charges	6,300	—	9,400	—
Licensing Agreement Fees	—	5,038	—	5,038
ADS Ratio Change Fees	—	—	—	2,015
Net income (loss) for EPS[1] - non-GAAP	$790	$17,985	$(1,003)	$10,342

[1]basic and diluted

Earnings (loss) per Ordinary Share:
Basic - non-GAAP	$0.00	$0.04	$(0.00)	$0.02
Diluted - non-GAAP	$0.00	$0.04	$(0.00)	$0.02

Earnings (loss) per ADS:
Basic - non-GAAP	$0.04	$0.87	$(0.05)	$0.50
Diluted - non-GAAP	$0.04	$0.87	$(0.05)	$0.50

Weighted average Ordinary Shares:
Basic	416,444	414,477	419,457	414,008
Diluted	428,834	411,395	419,457	414,542

i OECD (2025), The State of Cardiovascular Health in the European Union, OECD Publishing, Paris, https://doi.org/10.1787/ea7a15f4-en.